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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy/Prospectus of Computer Data Systems, Inc. to be filed on or about November 12, 1997, and to the incorporation by reference therein of our report dated July 28, 1997, with respect to the consolidated financial statements of Computer Data Systems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Washington, D.C.
November 7, 1997